GLEN INVESTMENTS LTD
35/39 Maxwell Chambers
Colombiere
St. Helier, Jersey, CI

July 15, 1999

Bioenvision Inc.
Trafalgar House
11 Waterloo Place
London, SWIY 4AU

Dear Sirs

As per our previous agreement we hereby confirm that we are willing to continue loaning funds to Bioenvision Inc on an agreed budget basis.

Yours sincerely,



For and on Behalf of Glen Investments